Exhibit 23(c)




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                      FIRST GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY







April 13, 1998



First Great-West Life & Annuity Insurance Company
125 Wolf Road
Albany, NY  12205

Re:     First Great-West Life & Annuity Insurance Company

Ladies and Gentlemen:

I hereby consent to the use of my name under the caption "Legal Matters" in the Prospectus for First Great-West Life & Annuity Insurance Company contained in Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 (Registration No. 333-25269) filed by First Great-West Life & Annuity Insurance with the Securities and Exchange Commission under the Securities Act of 1933 and the amendments thereto.

Sincerely,

/s/ W. Kay Adam

 W.      Kay Adam
Vice President, Counsel
and Associate Secretary